UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Current Report Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

January 7, 2009

(Date of earliest event reported)

First Financial Service Corporation

(Exact name of registrant as specified in its charter)

Securities and Exchange Commission File Number: 0-18832

KENTUCKY

61-1168311

(State or other jurisdiction

(I.R.S. Employer Identification No.)

of incorporation or organization)

2323 Ring Road, Elizabethtown, Kentucky, 42701

(Address of principal executive offices) (Zip Code)

Registrant’s telephone, including area code:  (270) 765-2131

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01:  Entry Into a Material Definitive Agreement

On January 9, 2009, as part of the Capital Purchase Program (“CPP”) established by the U.S. Department of the Treasury (the “Treasury”) under the Emergency Economic Stabilization Act of 2008 (“EESA”), First Financial Service Corporation (the “Company”) agreed, pursuant to a letter agreement, including the Securities Purchase Agreement — Standard Terms incorporated by reference therein (the “Purchase Agreement”), issued and sold to the U.S. Department of the Treasury for a purchase price of $20 million (i) 20,000 shares (the “Preferred Shares”) of the Company’s Fixed Rate Cumulative Perpetual Preferred Stock, Series A, having a liquidation preference of $1,000 per share, and (ii) a ten-year warrant (the “Warrant”) to purchase up to 215,983 shares of the Company’s voting common stock, par value $1.00 per share (“Common Stock”), at an exercise price of $13.89 per share, or an aggregate exercise price of $3 million in cash.

The transaction closed on January 9, 2009 (the “Closing Date”). The issuance and sale of these securities was a private placement exempt from registration pursuant to Section 4(2) of the Securities Act of 1933.  The Company has agreed to register the resale of the Preferred Shares and the Warrant, and the issuance of shares of Common Stock upon exercise of the Warrant, as soon as practicable after January 9, 2009. Neither the Preferred Shares nor the Warrant are subject to any contractual restrictions on transfer, except as noted below with respect to the Warrant.

Cumulative dividends on the Preferred Shares will accrue on the liquidation preference at a rate of 5% per annum for the first five years, and at a rate of 9% per annum thereafter.  The Preferred Shares have no maturity date and rank senior to the Common Stock with respect to the payment of dividends and distributions and amounts payable upon liquidation, dissolution and winding up of the Company. Subject to the approval of the Board of Governors of the Federal Reserve System, the Preferred Shares are redeemable at the option of the Company at 100% of their liquidation preference beginning on January 9, 2012. Before this date, the Company may redeem the Preferred Shares in whole or in part at 100% of their liquidation preferences only if (i) the Company has raised aggregate gross proceeds in one or more Qualified Equity Offerings (as defined in the Purchase Agreement and set forth below) and (ii) the aggregate redemption price does not exceed the aggregate net proceeds from such Qualified Equity Offerings.

The Warrant is immediately exercisable. The Treasury may not transfer a portion or portions of the Warrant with respect to, and/or exercise the Warrant for more than one-half of, the 215,983 shares of Common Stock issuable upon exercise of the Warrant, in the aggregate, until the earlier of (i) the date on which the Company has received aggregate gross proceeds of not less than $20 million from one or more Qualified Equity Offerings (as defined in the Purchase Agreement and set forth below) and (ii) December 31, 2009. If the Company completes one or more Qualified Equity Offerings on or before December 31, 2009, that result in the Company receiving aggregate gross proceeds of at least $20 million, the number of the shares of Common Stock underlying the portion of the Warrant then held by the Treasury will be reduced by 107,992 shares of Common Stock, one-half of the shares of Common Stock originally covered by the Warrant. For the purposes of the foregoing, a “Qualified Equity Offering” is defined as the sale and issuance for cash by the Company to persons other than the Company or any Company subsidiary after the Closing Date of shares of perpetual Preferred Stock, Common Stock or any combination of such stock, that, in each case, qualify as and may be included in Tier I capital of the Company at the time of issuance under the applicable risk-based capital guidelines of the Company’s federal banking agency (other than any such sales and issuances made pursuant to agreements or arrangements entered into, or pursuant to financing plans which were publicly announced, on or before October 13, 2008).

The Purchase Agreement pursuant to which the Preferred Shares and the Warrant were sold contains limitations on the payment of dividends on the Common Stock (including with respect to the payment of cash dividends in excess of $0.19 per share, which was the amount of the last regular dividend declared by the Company before October 14, 2008) and on the Company’s ability to repurchase its Common Stock, and subjects the Company to certain of the executive compensation limitations included in the EESA.

The Purchase Agreement, the Warrant and the Articles of Amendment to the Company’s Amended and Restated Articles of Incorporation are exhibits to this report on Form 8-K.  The foregoing summary of certain provisions of these documents is qualified in its entirety by reference thereto.

Item 3.02: Unregistered Sales of Equity Securities

The information set forth under “Item 1.01 Entry into a Material Definitive Agreement” is incorporated by reference into this Item 3.02.

Item 3.03: Material Modification to Rights of Security Holders

Before January 9, 2012, unless the Company has redeemed the Preferred Shares or the Treasury has transferred the Preferred Shares to a third party, the consent of the Treasury will be required for the Company to (i) increase its common stock dividend or (ii) repurchase the common stock or other equity or capital securities, other than in connection with benefit plans consistent with past practice and certain other circumstances specified in the Purchase Agreement.

Furthermore, under the Articles of Amendment to the Company’s Amended and Restated Articles of Incorporation described in Item 5.03, the Company’s ability to declare or pay dividends or repurchase its common stock or other equity or capital securities will be subject to restrictions in the event the Company fails to declare or pay full dividends on the Preferred Shares.

Item 5.02: Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

As a condition to the closing of the transaction, each of the following; B. Keith Johnson, Greg Schreacke, Larry Hawkins, Anne Moran, Charles Chaney and Steven Zagar, the Company’s Senior Executive Officers (as defined in the Purchase Agreement) (the “Senior Executive Officers”), (i) executed a waiver (the “Waiver”) voluntarily waiving any claim against the Treasury or the Company for any changes to such Senior Executive Officer’s compensation or benefits that are required to comply with the regulation issued by the Treasury under the Capital Purchase Program as published in the Federal Register on October 20, 2008, and acknowledging that the regulation may require modification of the compensation, bonus, incentive and other benefit plans, arrangements and policies and agreements (including so-called “golden parachute” agreements) (collectively, “Benefit Plans”) as they relate to the period the Treasury holds any equity or debt securities of the Company acquired through the TARP Capital Purchase Program; and (ii) entered into a letter agreement (the “Letter Agreement”) with the Company amending the Benefit Plans with respect to such Senior Executive Officers during the period that the Treasury owns any debt or equity securities of the Company acquired pursuant to the Purchase Agreement or the Warrant, as is necessary to comply with Section 111(b) of the EESA.

Item 5.03: Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year

On January 7, 2009, the Company filed Articles of Amendment to the Company’s Amended and Restated Articles of Incorporation with the Kentucky Secretary of State establishing the terms of the Preferred Shares. A copy of the Articles of Amendment to the Company’s Articles of Incorporation is included as an exhibit to this Report on Form 8-K and is incorporated by reference into this Item 5.03.

Item 9.01:  Financial Statements and Exhibits

(d) Exhibits

Exhibit Number	Description
3.1	Articles of Amendment to the Amended and Restated Articles of Incorporation filed with the Kentucky Secretary of State on January 7, 2009

4.1	Warrant to purchase up to 215,983 shares of Common Stock

10.1

Letter Agreement, dated January 9, 2009, including the Securities Purchase Agreement-Standard Terms incorporated by reference therein, between First Financial Service Corporation and the United States Department of Treasury

10.2	Form of Waiver of Senior Executive Officers

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

FIRST FINANCIAL SERVICE CORPORATION

Date: January 12, 2009	By: /s/	Steven M. Zagar
Steven M. Zagar
Chief Financial Officer &
Chief Accounting Officer